UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2009
ACCENTURE LTD
(Exact name of Registrant as specified in its charter)

Bermuda	001-16565	98-0341111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Canon’s Court
22 Victoria Street
Hamilton HM12, Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 296-8262
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 2.05.	Costs Associated with Exit or Disposal Activities.
On August 20, 2009, Accenture Ltd (“Accenture” or the “Company”) announced that, as part of its strategy to drive future growth and profitability, it is taking steps to reduce excess real estate capacity and to realign its workforce. These actions will result in a pre-tax restructuring charge of approximately $247 million in the fourth quarter of fiscal 2009, ending August 31.
Approximately $119 million of the charge is related primarily to the reduction of excess office space globally, which will increase the productivity of the Company’s fixed cost base and generate ongoing savings.
Approximately $128 million of the charge is for severance and related costs of workforce actions, primarily at the senior-executive level, which are designed to ensure that the Company’s global workforce is properly aligned to best serve the evolving needs of its clients and its business. These actions will reduce Accenture’s senior-executive ranks by approximately 7 percent.
The Company expects the space reductions to be completed by the end of the current fiscal year and the workforce actions to be substantially completed during the first quarter of fiscal year 2010.
The pre-tax restructuring charge includes approximately $22 million of non-cash asset impairments principally related to the global consolidation of excess office space. The remaining $225 million comprises cash-related expenditures primarily for workforce- and office-lease-related costs, the majority of which will affect the company’s cash flows in the first quarter of fiscal 2010.
Forward-Looking Statements
Except for the historical information and discussions contained herein, statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: our results of operations could be adversely affected by economic and political conditions and the effects of these conditions on our clients’ businesses and levels of business activity; our results of operations could be negatively affected if we cannot expand and develop our services and solutions in response to changes in technology and client demand; the consulting, systems integration and technology and outsourcing markets are highly competitive and we might not be able to compete effectively; our work with government clients exposes us to additional risks in the government contracting environment; clients may not be satisfied with our services; our results of operations could be adversely affected if our clients terminate their contracts with us on short notice; our outsourcing services subject us to operational and financial risk; our results of operations may be adversely affected by the type and level of technology spending by our clients; our profitability may suffer if we are not able to maintain favorable pricing rates and utilization rates, if we cannot control our costs, or if we cannot anticipate the cost and complexity of performing our work; our business could be negatively affected by legal liability that results from our providing solutions or services; the anticipated benefits of the new Health & Public Service operating group, Technology growth platform and Business Process Outsourcing growth platform may not be achieved; the introduction of organizational changes and appointment of new executive leadership team members may not help us achieve desired results; we may not be able to effectively drive future growth and profitability including if our efforts to reduce excess real estate capacity and realign our workforce do not go as anticipated; our global operations are subject to complex risks, some of which might be beyond our control; our growth and our ability to compete may be adversely affected if we cannot attract, retain and motivate our employees or efficiently utilize their skills; our ability to attract and retain business may depend on our reputation in the marketplace; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K, our quarterly report on Form 10-Q for the period ended May 31, 2009, and other documents filed with or furnished to the Securities and Exchange Commission. Statements contained herein speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made herein or to conform such statements to actual results or changes in Accenture’s expectations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 20, 2009	ACCENTURE LTD
	By:	/s/ Douglas G. Scrivner
	Name:	Douglas G. Scrivner
	Title:	General Counsel and Secretary